For Immediate Release

BBSI ANNOUNCES SECOND QUARTER 2011 OPERATING RESULTS,
FINANCIAL GUIDANCE FOR 3Q11 AND CONFERENCE CALL

VANCOUVER, Washington, July 26, 2011 – Barrett Business Services, Inc. (BBSI) (NASDAQ: BBSI), a leading provider of business management solutions, reported financial results for the second quarter ended June 30, 2011.

Second Quarter 2011 Financial Results

Net revenues for the second quarter ended June 30, 2011 totaled $76.0 million, an increase of approximately $8.6 million or 12.8% over the $67.4 million for the same quarter in 2010.

Total non-GAAP gross revenues in the second quarter of 2011 increased 23.5% to $366.9 million over the $297.1 million in the same quarter of 2010 (see “Reconciliation of Non-GAAP Financial Measures” below).

Net income totaled $3.4 million for the second quarter ended June 30, 2011 compared to net income of $2.3 million for the second quarter of 2010.  Diluted earnings per share for the 2011 second quarter were $.34, as compared to $.22 for the same quarter a year ago.

Net income without the benefit of a favorable tax rate for the second quarter of 2011 was $2.9 million or $.28 per diluted share.

Management Commentary

“The second quarter’s results from operations were driven by a continued build in our net client count.  Although we did not see a significant increase in hours worked or hiring from existing clients, we do continue to see a strong build of new clients as well as stability within our existing clients,” said Michael L. Elich, President and CEO of BBSI.  “We continue to make investments in infrastructure to support growth while looking to existing systems for improvement in efficiencies within operations and to support existing pipelines of new business opportunities,” Elich continued.

Third Quarter 2011 Outlook

The Company disclosed today limited financial guidance with respect to its operating results for the third quarter ending September 30, 2011.  The Company expects gross revenues for the third quarter of 2011 to range from $392 million to $397 million, as compared to $332.9 million for the third quarter of 2010, and anticipates diluted earnings for the third quarter of 2011 to range from $.46 to $.50 per share, as compared to diluted earnings per share of $.36 for the same period a year ago.  The range of anticipated diluted earnings per share for the 2011 third quarter includes a favorable income tax rate benefit related to the effect of a much lower annual effective income tax rate attributable to the $10.0 million life insurance proceeds.  Without the effect of the favorable tax rate benefit, the range of diluted earnings per share for the 2011 third quarter is estimated to be $.38 to $.42.  A reconciliation of estimated gross revenues to estimated GAAP net revenues for the third quarter of 2011 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Barrett Business Services, Inc.
News Release – Second Quarter 2011
July 26, 2011

Conference Call

BBSI will host a conference call tomorrow, Wednesday, July 27, 2011 at 12:00 p.m. Eastern time (9:00 a.m. Pacific) to discuss its second quarter 2011 results.  The Company’s President and CEO Michael L. Elich and CFO James D. Miller will host the call, which will be followed by a question and answer period.

Date:  Wednesday, July 27, 2011
Time:  12:00 p.m. Eastern Time (9:00 a.m. Pacific Time)
Dial-In Number:  (877) 214-1511
Conference ID#:  85722000

The conference call will be webcast live and available for replay via the Investor Relations section of the Company's website at www.barrettbusiness.com.

Please call the conference telephone number 5-10 minutes prior to the start time.  An operator will register your name and organization and ask you to wait until the call begins.  If you have any difficulty connecting with the conference call, please contact Liolios Group at
(949) 574-3860.

A replay of the call will be available after 3:00 p.m. Eastern Time on the same day and until Wednesday, August 3.

Toll-free replay number: (855) 859-2056
Replay pin number: 85722000

Reconciliation of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP net income and non-GAAP gross revenues.

Without the effect of a favorable income tax rate benefit related to a much lower annual effective income tax rate resulting from $10.0 million of key man life insurance proceeds realized with respect to William W. Sherertz, the Company’s President and Chief Executive Officer, who passed away January 20, 2011, the Company’s net income for the 2011 second quarter was approximately $2.9 million or $.28 cents per share.  A reconciliation of net income on the basis of generally accepted accounting principles (“GAAP”) to the non-GAAP operating performance is as follows:

Barrett Business Services, Inc.
News Release – Second Quarter 2011
July 26, 2011

	(Unaudited)
(in thousands, except per share amounts)	Second Quarter Ended
	June 30, 2011
	GAAP	Adjustments		non-GAAP

Income before taxes	$4,345	$		$4,345
Provision for income taxes	896		565	1,461
Net income	$3,449			$2,884
Basic income per share	$.34			$.28
Weighted average basic shares outstanding	10,196			10,196
Diluted income per share	$.34			$.28
Weighted average diluted shares outstanding	10,245			10,245

The Company is presenting the non-GAAP net income because it believes it is more reflective of the Company’s actual operating results.

The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers.  The gross revenues and cost of revenues information below, although not in accordance with GAAP, is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2011	2010	2011	2010
		As Restated		As Restated
Revenues:
Staffing services	$30,518	$31,975	$58,850	$59,037
Professional employer services	336,380	265,121	639,114	500,616
Total revenues	366,898	297,096	697,964	559,653
Cost of revenues:
Direct payroll costs	312,385	252,722	595,027	476,269
Payroll taxes and benefits	28,886	22,861	60,649	47,489
Workers' compensation	12,346	9,781	23,409	18,798
Total cost of revenues	353,617	285,364	679,085	542,556
Gross margin	$13,281	$11,732	$18,879	$17,097

Barrett Business Services, Inc.
News Release – Second Quarter 2011
July 26, 2011

Gross revenues of $366.9 million for the second quarter ended June 30, 2011 increased 23.5% over the similar period in 2010.

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the second quarters ended June 30, 2011 and 2010:

	(Unaudited)
	Three Months Ended June 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2011	2010	2011	2010	2011	2010
						As Restated
Revenues:
Staffing services	$30,518	$31,975	$-	$-	$30,518	$31,975
	336,380	265,121	(290,885)	(229,664)	45,495	35,457
Total revenues	$366,898	$297,096	$(290,885)	$(229,664)	$76,013	$67,432
Cost of revenues	$353,617	$285,364	$(290,885)	$(229,664)	$62,732	$55,700

For the six months ended June 30, 2011 and 2010:

	(Unaudited)
	Six Months Ended June 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2011	2010	2011	2010	2011	2010
						As Restated
Revenues:
Staffing services	$58,850	$59,037	$-	$-	$58,850	$59,037
Professional employer services	639,114	500,616	(553,182)	(433,961)	85,932	66,655
Total revenues	$697,964	$559,653	$(553,182)	$(433,961)	$144,782	$125,692
Cost of revenues	$679,085	$542,556	$(553,182)	$(433,961)	$125,903	$108,595

As described in Note 2 of the Consolidated Financial Statements in Item 15 in the Company’s 2010 Annual Report on Form 10-K, the Company restated its financial statements as a result of an error related to legal expenses incurred for the administration of workers’ compensation claims by Associated Insurance Company for Excess (“AICE”), the Company’s captive insurance subsidiary formed January 1, 2007.  The Company also determined to make a conforming change to its accounting method for legal expenses incurred for the administration of workers’ compensation claims that arose prior to the formation of AICE.  The Company’s results of operations for the three and six months ended June 30, 2010 have been restated to reflect these changes.

Barrett Business Services, Inc.
News Release – Second Quarter 2011
July 26, 2011

About BBSI

BBSI (NASDAQ: BBSI) is a leading provider of business management solutions, combining human resource outsourcing and professional management consulting to create a unique operational platform that differentiates it from competitors.  The Company’s integrated platform is built upon expertise in payroll processing, employee benefits, workers’ compensation coverage, risk management and workplace safety programs, and human resource administration.  BBSI’s partnerships help businesses of all sizes improve the efficiency of their operations.  BBSI works with more than 2,000 clients across 25 states. For more information, please visit www.barrettbusiness.com.

Forward-Looking Statements

Statements in this release about future events or performance, including gross revenues and earnings expectations for the third quarter of 2011, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to retain current customers and attract new customers, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of the Company’s primary markets, the collectibility of accounts receivable, and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others.  Other important factors that may affect the Company’s future prospects are described in the Company’s 2010 Annual Report on Form 10-K.  Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information.  The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

Company Contact:
Michael L. Elich
President and Chief Executive Officer
Telephone 360-828-0700

Barrett Business Services, Inc.
News Release – Second Quarter 2011
July 26, 2011

Barrett Business Services, Inc.
Condensed Balance Sheets
(Unaudited)

	June 30,	December 31,
(in thousands)	2011	2010
Assets
Current assets:
Cash and cash equivalents	$25,472	$30,924
Marketable securities	34,707	24,511
Trade accounts receivable, net	59,738	37,596
Income taxes receivable	2,356	2,356
Prepaid expenses and other	2,426	1,798
Deferred income taxes	5,810	6,101
Total current assets	130,509	103,286
Marketable securities	10,007	5,921
Property, equipment and software, net	14,819	15,037
Restricted marketable securities and workers' compensation deposits	9,430	8,811
Other assets	3,100	3,094
Workers' compensation receivables for insured claims	3,800	3,915
Goodwill, net	47,820	47,820
	$219,485	$187,884

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$694	$964
Accrued payroll, payroll taxes and related benefits	60,355	37,525
Income taxes payable	498	-
Other accrued liabilities	806	442
Workers' compensation claims liabilities	14,850	14,768
Safety incentives liabilities	5,057	5,024
Total current liabilities	82,260	58,723
Long-term workers' compensation claims liabilities	23,504	21,847
Long-term workers' compensation liabilities for insured claims	2,642	2,686
Deferred income taxes	7,841	7,841
Customer deposits and other long-term liabilities	1,393	1,422
Stockholders' equity	101,845	95,365
	$219,485	$187,884

Barrett Business Services, Inc.
News Release – Second Quarter 2011
July 26, 2011

Barrett Business Services, Inc.
Consolidated Statements of Operations

	(Unaudited)		(Unaudited)
(in thousands, except per share amounts)	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
Results of Operations	2011	2010	2011	2010
		As Restated		As Restated
Revenues:
Staffing services	$30,518	$31,975	$58,850	$59,037
Professional employer service fees	45,495	35,457	85,932	66,655
Total revenues	76,013	67,432	144,782	125,692
Cost of revenues:
Direct payroll costs	23,093	24,237	44,541	44,673
Payroll taxes and benefits	28,886	22,861	60,649	47,489
Workers' compensation	10,753	8,602	20,713	16,433
Total cost of revenues	62,732	55,700	125,903	108,595
Gross margin	13,281	11,732	18,879	17,097
Selling, general and administrative expenses	8,871	8,407	17,698	16,631
Depreciation and amortization	331	333	666	710
Income (loss) from operations	4,079	2,992	515	(244)
Life insurance proceeds	-	-	10,000	-
Other income, net	266	380	720	665
Income before taxes	4,345	3,372	11,235	421
Provision for (benefit from) income taxes	896	1,113	2,240	(135)
Net income	$3,449	$2,259	$8,995	$556
Basic income per share	$.34	$.22	$.88	$.05
Weighted average basic shares outstanding	10,196	10,446	10,198	10,456
Diluted income per share	$.34	$.22	$.88	$.05
Weighted average diluted shares outstanding	10,245	10,485	10,246	10,490